                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              FEI Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                           7451 NW EVERGREEN PARKWAY
                            HILLSBORO, OR 97124-5830

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2000

                            ------------------------

To the Shareholders of
  FEI COMPANY:

    The annual meeting of shareholders of FEI Company will be held on May 18, 2000 at 9:00 a.m. local time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon, for the following purposes:

1.  To consider and vote on a proposal to amend the 1995 Stock Incentive Plan
    (i) to increase the number of shares of FEI common stock reserved for issuance under the plan to 4,000,000; (ii) to increase the total number of shares subject to options or stock appreciation rights that may be granted under the plan on a per-employee basis to 150,000 for grants made in 1999; and (iii) to increase the number of shares subject to options or stock appreciation rights that may be granted to any employee in any single year, subsequent to the initial grant, from 50,000 to 100,000.

2. To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of FEI common stock reserved for issuance under the plan from 350,000 to 950,000.

3. To elect members of the FEI board of directors to serve for the following year and until their successors are elected.

4. To transact other business related to the proposals above that may properly come before the meeting or any postponement or adjournment.

    Only shareholders of record at the close of business on April 6, 2000 will be entitled to vote at the annual meeting. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the annual meeting accompany this notice. We urge you to give this material your careful attention.

    You are respectfully requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to the meeting.

                                          By Order of the Board of Directors,

                                          Bradley J. Thies
                                          SECRETARY

Hillsboro, Oregon
April 7, 2000

                            YOUR VOTE IS IMPORTANT.
                    TO VOTE YOUR SHARES, PLEASE SIGN, DATE,
                   COMPLETE AND MAIL THE ENCLOSED PROXY CARD
                   PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                  FEI COMPANY
                                ----------------

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    This document is being furnished to shareholders of FEI as part of the solicitation of proxies by the FEI board of directors for use at the annual meeting of shareholders to be held on May 18, 2000 at 9:00 a.m. local time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 10, 2000.

    Upon written request to Bradley J. Thies, Secretary, any person whose proxy is solicited by this proxy statement will be provided, without charge, a copy of the our Annual Report on Form 10-K.

          SOLICITATION, VOTING SECURITIES AND REVOCABILITY OF PROXIES

    The cost of soliciting proxies for the annual meeting will be borne by FEI. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communications by directors, officers and employees of FEI. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. FEI will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

    The board has fixed the close of business on April 6, 2000 as the record date to determine the shareholders entitled to receive notice of and to vote at the annual meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the annual meeting. The common stock is the only outstanding authorized voting security of FEI. The common stock does not have cummulative voting rights. As of the close of business on the record date, 27,952,591 shares of common stock were outstanding and entitled to vote, held by approximately 150 holders of record. All votes on the proposals set forth below will be taken by ballot. For purposes of the votes on all proposals set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at our annual meeting which is necessary for the transaction of business. Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

    The following table shows the votes required to approve each proposal.

                       PROPOSAL                                         VOTE REQUIRED
                       --------                          -------------------------------------------
- Amendments to the 1995 stock incentive plan            A majority of the outstanding shares of FEI
- Amendment to the employee share purchase plan            must be present at the annual meeting in
                                                           person or by proxy and a majority of the
                                                           votes cast must vote in favor of the
                                                           proposals.

- Election of directors                                  A majority of the outstanding shares of FEI
                                                           must be present at the annual meeting in
                                                           person or by proxy. The directors are
                                                           elected by a plurality of the votes cast.
                                                           The Oregon statutory term "plurality"
                                                           means that the eight director nominees
                                                           who receive the most votes will be
                                                           elected.

    Philips Business Electronics International B.V. ("Philips Business Electronics"), FEI's majority shareholder, has informed FEI it intends to vote in favor of the amendments to the stock option plan and the employee share purchase plan and for the slate of nominees for the board of directors. Philips Business Electronics is a wholly-owned subsidiary of Koninklijke Philips Electronics N. V. ("Philips"). As a result, assuming Philips Business Electronics votes its shares at the annual meeting as it has agreed and indicated, the approval of each of the proposals to be voted on at the meeting is assured.

    The shareholders present at the annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the annual meeting. If the annual shareholders meeting is adjourned for any reason, the approval of any of the proposals may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by

    - filing with the our Secretary, Bradley J. Thies, at or before the vote at the annual meeting, a written notice of revocation dated after the date of the proxy

    - signing a later proxy relating to the same shares and delivering it to our Secretary before the annual meeting or

    - attending the annual meeting and voting in person

    Attendance at the annual meeting, however, will not in and of itself constitute a revocation of a proxy. All valid, unrevoked proxies will be vote at the annual meeting in accordance with the instructions given.

    PROPOSAL TO APPROVE AND ADOPT AMENDMENTS TO THE FEI STOCK INCENTIVE PLAN

    FEI maintains the 1995 Stock Incentive Plan for the benefit of its employees and others who provide services to FEI. The board of directors believes the availability of stock incentives is an important factor in FEIs ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI. As of March 31, 2000, out of a total of 2,000,000 shares reserved for issuance under the Plan, only approximately 43,000 shares remained available for grant. The board of directors believes additional shares will be needed under the plan to provide appropriate incentives to employees of its newly acquired subsidiary Micrion Corporation ("Micrion"). Accordingly, on January 27, 2000 the board of directors approved an amendment to the plan, subject to shareholder approval, to reserve an additional 2,000,000 shares under the plan. The total number of shares reserved for issuance under the plan would thus be increased from 2,000,000 to 4,000,000 shares.

    To comply with Section 162(m) of the Internal Revenue Code, per-employee grants of options and stock appreciation rights under the plan are subject to specified limits. Currently, those limits are 200,000 shares for new hires and 50,000 shares annually otherwise. In October 1999, the board of directors made a grant of option shares to a senior executive in excess of the 50,000 share annual limit. The directors believed the grant was appropriate in the circumstance and consistent with FEI's stated compensation policy of creating incentives that align management interests with shareholder interests. Accordingly, the board has also approved an amendment to the plan, subject to shareholder approval, to increase the per-employee limits on grants of options and stock appreciation rights under the plan to 150,000 shares solely for grants made in 1999.

    The board also recommends amending the plan to increase the limit on annual stock option grants from the current 50,000 shares per employee to 100,000 shares for grants subsequent to 1999. The board has determined the Company's annual limit of 50,000 shares per employee is no longer appropriate given the growth of the Company, current industry compensation trends and the compensation incentives being offered by competitors. The per-employee limit for new hires will not be affected by this amendment. Shareholder approval of this proposal will constitute a reapproval of the per-employee limits on grants of options and stock appreciation rights under the plan. This reapproval is required every five years for continued compliance with proposed regulations under Section 162(m) of the Internal Revenue Code. See "--Tax Consequences."

    Key provisions of the plan are described below. The complete text of the plan, marked to show the proposed amendments, is attached to this document as Appendix A. We urge FEI shareholders to read the amendments to the plan carefully.

DESCRIPTION OF THE PLAN

    ELIGIBILITY. All employees, officers and directors of FEI and its subsidiaries, approximately 1,000 persons in total, are eligible to participate in the plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary.

    ADMINISTRATION. The FEI board is authorized to administer the plan. The FEI board may promulgate rules and regulations for the operation of the plan and generally supervises the administration of the plan. The FEI board has delegated authority to administer the plan to the compensation committee of the FEI board. Only the FEI board, however, may amend, modify or terminate the plan.

    TERM OF PLAN. The plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The FEI board may suspend or terminate the plan at any time.

    STOCK OPTIONS.  The compensation committee determines

    - the persons to whom options are granted

    - the option price

    - the number of shares to be covered by each option

    - the term of each option

    - the times at which options may be exercised and

    - whether the option is an incentive stock option or a nonqualified stock option.

If the option is an incentive stock option, the option price cannot be less than the fair market value of the FEI common stock on the date of grant. If an optionee at the time of grant of an incentive stock option owns stock representing more than 10% of the combined voting power of FEI, the option price may not be less than 110% of the fair market value of the FEI common stock on the date of grant. In addition, the plan limits the amount of incentive stock options that may become exercisable under the plan in any year to $100,000 per optionee, based on the fair market value of the stock on the date of grant. No monetary consideration is paid to FEI upon the granting of options. Currently, no employee may be granted options or stock appreciation rights under the plan for more than 200,000 shares in connection with the hiring of the employee or 50,000 shares in any subsequent year. If this proposal to amend the plan is approved, the annual per-employee limit for grants of stock options and stock appreciation rights will increase from 50,000 to 150,000 shares for grants in 1999, and 100,000 shares for any subsequent year.

    Options granted under the plan generally continue in effect for the term fixed by the compensation committee, except that incentive stock options are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Options are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by FEI or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The compensation committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number of shares underlying the option. The purchase price for each share purchased on the exercise of options must be paid in

    - cash, including cash that may be the proceeds of a loan from FEI

    - shares of FEI common stock valued at fair market value

    - restricted stock

    - performance units or other contingent awards denominated in either stock or cash

    - deferred compensation credits or

    - other forms of consideration,

as determined by the compensation committee. On the exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

    STOCK OPTION GRANTS TO INDEPENDENT DIRECTORS. Each individual who becomes an independent director receives a non-statutory option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, nonstatutory option to purchase 3,000 shares of FEI common stock.

    STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from FEI of an amount equal in value to the excess of the fair market value on the date of exercise of a share of FEI common stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

    A SAR is exercisable only at the time or times established by the compensation committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by FEI upon exercise of a SAR may be made in

    - FEI common stock valued at its fair market value

    - cash or

    - partly in stock and partly in cash,

as determined by the compensation committee. The compensation committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR. The compensation committee may also adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

    The existence of SARs, as well as the bonus rights described below, would require charges to income over the life of the right based on the amount of appreciation, if any, in the market value of the common stock of FEI over the exercise price of shares subject to exercisable SARs or bonus rights.

    STOCK BONUS AWARDS. The compensation committee may award FEI common stock as a stock bonus under the plan. The compensation committee may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the compensation committee at the time the stock is awarded.

    RESTRICTED STOCK. FEI may issue restricted stock in amounts, for consideration, subject to restrictions and on terms determined by the compensation committee.

    CASH BONUS RIGHTS. The compensation committee may grant cash bonus rights under the plan in connection with

    - options granted or previously granted

    - SARs granted or previously granted

    - stock bonuses awarded or previously awarded and

    - shares sold or previously sold under the plan.

Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the plan.

    PERFORMANCE UNITS. The compensation committee may grant performance units consisting of monetary units that may be earned in whole or in part if FEI achieves goals established by the compensation committee over a designated period of time not to exceed 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the compensation committee determines. No performance units have been granted under the plan.

    FOREIGN QUALIFIED GRANTS. Awards under the plan may be granted to eligible persons residing in foreign jurisdictions. The compensation committee may adopt supplements to the plan required to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the plan.

    CHANGES IN CAPITAL STRUCTURE. If the outstanding FEI common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FEI or of another corporation by reason of any recapitalization, stock split or other specified transactions, the compensation committee will make appropriate adjustment to the number and kind of shares available for awards under the plan. If FEI is a party to a merger, consolidation or plan of exchange or if FEI sells all or substantially all of its assets, the compensation committee may select one of the following alternatives for treating outstanding options under the plan:

    - outstanding options will remain in effect in accordance with their terms

    - outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the transaction or

    - a 30-day period before the completion of the transaction will be provided during which outstanding options will be exercisable to the extent exercisable and, upon the expiration of the 30-day period, all unexercised options will immediately terminate.

The compensation committee may accelerate the exercisability of options so that they are exercisable in full during the 30-day period. If FEI is dissolved, options will be treated as described in the third subparagraph above.

TAX CONSEQUENCES

    Some options authorized to be granted under the plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law now in effect, an optionee will recognize no income upon grant or upon a proper exercise of the incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. FEI will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. On any disqualifying disposition by an employee, FEI will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Other options authorized to be granted under the plan will be treated as nonqualified stock options for federal income tax purposes. Under federal income tax law now in effect, no income is realized by the grantee of a nonqualified stock option until the option is exercised. At the time of exercise of a nonqualified stock option, the optionee will realize ordinary compensation income, and FEI will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. FEI is required to withhold on the income amount. On the sale of shares acquired upon exercise of a nonqualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. FEI will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. FEI is required to withhold on the income amount. A participant who receives a cash bonus right under the plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and FEI will generally be entitled to a deduction equal to the income recognized by the participant.

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that FEI may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the FEI common stock on the date of grant.

RECOMMENDATION OF THE BOARD

    The board of directors recommends the shareholders vote FOR the proposal. The affirmative vote of a majority of the outstanding shares present at the annual meeting is required to approve this proposal. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes have no effect on the results of the vote. The proxies will be voted for or against the proposal of as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

               PROPOSAL TO AMEND THE EMPLOYEE SHARE PURCHASE PLAN

    FEI maintains an employee share purchase plan for the benefit of its employees and others who provide services to FEI. The FEI board believes the availability of stock incentives is an important factor in FEIs ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI. As of March 31, 2000 out of a total of 350,000 shares reserved for issuance under the plan, only approximately 32,000 shares remained available for purchase. The FEI board believes additional shares will be needed under the plan to provide appropriate incentives to employees. Accordingly, on January 27, 2000 the FEI board approved an amendment to the plan, subject to shareholder approval, to reserve an additional 600,000 shares for the plan, and thus increasing the total number of shares reserved for issuance under the plan from 350,000 to 950,000 shares.

    Key provisions of the employee share purchase plan are described below. The complete text of the plan, marked to show the proposed amendment, is attached to this document as Appendix B.

DESCRIPTION OF THE EMPLOYEE SHARE PURCHASE PLAN

    ELIGIBILITY. Except as described below, all full-time employees of FEI and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of FEI is ineligible to participate in the plan.

    PLAN OFFERINGS AND PURCHASE OF SHARES. Offering periods are 12 months long and commence on about March 1 and September 1 of each year and end on the last day of February and August following. On the first trading day of each offering period, known as the "offering date," each eligible employee is automatically granted an option to purchase shares of FEI common stock to be automatically exercised on the last trading day of each of the two six-month purchase periods comprising an offering period. The last trading day of a purchase period is known as a "purchase date." No option will permit an employee to purchase more than 1,000 shares or permit an employee's right to purchase shares under the plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the offering date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the plan only through payroll deductions of not more than 15 percent of an employee's base pay plus commissions. On the purchase date the amounts withheld will be applied to purchase shares for the employee from FEI. The purchase price will be the lesser of 85 percent of the closing market price of FEI common stock on the offering date or on the purchase date.

    An employee may terminate participation in the plan by written notice to FEI at least 10 days before the purchase date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the FEI board. An employee may reinstate participation in the plan, but only after the first purchase date following termination. The rights of employees under the plan are not transferable.

    AUTOMATIC WITHDRAWAL FROM AN OFFERING PERIOD. If the fair market value of a share of FEI common stock on a purchase date other than the final purchase date of an offering period is less than the fair market value of a share of FEI common stock on the offering date of the offering period, every participant will be (a) automatically withdrawn from that offering period at the close of the purchase date and after the acquisition of shares of FEI common stock for the purchase period and (b) enrolled in the offering period commencing on the first business day following that purchase date. A participant may elect not to be automatically withdrawn from an offering period by written notice to FEI.

    ADMINISTRATION. The plan is administered by the compensation committee of the FEI board. The committee may change the duration of the offering periods or the purchase periods (except that no offering period may have a duration exceeding 27 months), promulgate rules and regulations for the operation of the plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising under the plan and generally supervise the administration of the plan. FEI pays all expenses of the plan other than commissions on sales of shares for employees' accounts by the custodian.

    CUSTODIAN. An independent custodian maintains the records under the plan. Shares purchased by employees under the plan are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

    AMENDMENTS. The FEI board may amend the plan, except that without the approval of the shareholders of FEI, the plan may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The FEI board may terminate the plan at any time, except that termination will not affect outstanding options.

TAX CONSEQUENCES

    The plan is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under the code, employees will not recognize taxable income or gain with respect to shares purchased under the plan either at the offering date or at a purchase date. If a current or former employee disposes of shares purchased under the plan more than two years after the offering date, or in the event of the employee's death at any time, the employee or the employee's estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of

    - the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or

    - 15 percent of the fair market value of the shares on the offering date.

    In the case of such a disposition or death, FEI will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift will be treated as having purchased the shares for the price paid by the employee plus the amount treated as ordinary compensation to the employee as a result of the gift.

    If an employee disposes of shares purchased under the plan within two years after the offering date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price will be capital gain or loss. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift shares will be treated as having purchased the shares at their fair market value on the purchase date. In the event of a disposition within two years after the offering date, FEI will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

    Under the terms of the plan, participants are required to pay to FEI any amounts necessary to satisfy any tax withholding determined by FEI to be required in connection with either the purchase or sale of shares acquired under the plan.

RECOMMENDATION OF THE BOARD

    The board of directors recommends the shareholders vote FOR the proposal. The affirmative vote of a majority of the outstanding shares present at the annual meeting is required to approve this proposal. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes have no effect on the results of the vote. The proxies will be voted for or against the proposal of as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

                             ELECTION OF DIRECTORS

    The directors of FEI are elected at the annual meeting to serve until their successors are elected and qualified. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason (none being known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes. The following table briefly describes the nominees for directors.

                                                                         DIRECTOR
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS              AGE       SINCE
--------------------------------------------------            --------   --------
Michael J. Attardo. Dr. Attardo has served as a director of
  FEI since April 1999. From 1992 to 1999, Dr. Attardo was
  General Manager of International Business Machine
  Corporation's ("IBM") Microelectronics Division. Dr.
  Attardo enjoyed more than 30 years of experience in
  engineering, management and development at IBM. Prior to
  serving as General Manager of the Microelectronics
  Divsion, Dr. Attardo was General Manager of the
  Manufacturing and Process Development Division for IBM. He
  serves as a member of both the board of directors of the
  Semiconductor Industries Association and the Engineering
  Council of the Columbia University School of Engineering
  and Applied Science. He also serves on the joint
  industry-government Semiconductor Technology Council for
  the United States Department of Defense. Dr. Attardo sits
  on the board of directors of Silicon Valley Group, Inc.,
  ("SVG") a supplier of advanced wafer processing equipment
  to the world-wide semiconductor industry..................     58        1999

William E. Curran. Mr. Curran has served as a director of
  FEI since February 1997. Since July 1999 he has been
  President and Chief Executive Officer of Philips
  Electronics North America Corporation ("Philips North
  America"), a Philips affiliate. From 1996 until October
  1999, Mr. Curran was Senior Vice President, Chief
  Financial Officer of Philips North America. In addition,
  Mr. Curran has been a director of Philips North America
  since 1996. From March 1993 to February 1996, he was Chief
  Operating Officer of Philips Medical Systems and from
  February 1987 to February 1996 Mr. Curran was Chief
  Financial Officer of Philips Medical Systems. Mr. Curran
  holds a B.S. in Management Engineering from Rensselaer
  Polytechnic Institute and an M.B.A. from the University of
  Pennsylvania..............................................     51        1997

Eric H. Goeld. Mr. Goeld has served as a director of FEI
  since January 2000. He is Executive Vice President and
  General Manager of the MultiMarket Products Business Unit
  of Philips Semiconductors (a division of Philips), a
  position he has held since February 1999. Before joining
  Philips, Mr. Goeld spent more than 25 years with Motorola
  Semiconductor, a subsidiary of Motorola Corporation, where he most recently served as its Vice President and Director of Strategy from January 1997 to December 1998. From 1993
  to December 1996, Mr. Goeld was Vice President and General
  Manager for the Analog IC Division of Motorola
  Semiconductor. Mr. Goeld holds a B.S.E.E. from
  Massachusetts Institute of Technology and a M.S.E.E. from
  Northeastern University...................................     54        2000

                                                                         DIRECTOR
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS              AGE       SINCE
--------------------------------------------------            --------   --------
Dr. William W. Lattin. Dr. Lattin joined FEI as a director
  in April 1999. Dr. Lattin was an Executive Vice President
  of Synopsys, Inc., from October 1994 until October 1999.
  From September 1986 through February 1994, Dr. Lattin
  served as President and Chief Executive Officer of Logic
  Modeling Corp. From 1975 to 1986, Dr. Lattin held various
  engineering and management positions with Intel
  Corporation. Dr. Lattin also serves as a director on the
  boards of RadiSys Corporation, the Oregon Graduate
  Institute, EasyStreet Online Services, Inc., and Synopsys,
  Inc. Dr. Lattin holds a Ph.D. in electrical engineering
  from Arizona State University and a M.S.E.E. and B.S.E.E.
  from the University of California-Berkeley................     59        1999

Vahe A. Sarkissian. Mr. Sarkissian joined FEI as President
  and Chief Executive Officer and a director in May 1998.
  From 1994 to 1995, he was President and Chief Executive
  Officer of Metrologix, Inc., an electron beam metrology
  company. Mr. Sarkissian was with SVG from 1989 to 1993, as
  President and Chief Operating Officer, and before that as
  President and Chief Executive Officer of SVG Lithography
  Systems, a subsidiary of SVG. Before SVG he was a Vice
  President of Data General Corp. He has held several
  technical and management positions with semiconductor
  companies, including Advanced Micro Devices, Inc. He has
  served as a member of the board of directors for several
  technology companies. Mr. Sarkissian holds a B.S.E.E. from
  Northrop University and an M.S.E.E. from the University of
  Santa Clara...............................................     57        1998

Jan C. Lobbezoo. Mr. Lobbezoo has served as a director of
  FEI since July 1999. He has been Executive Vice President
  and Chief Financial Officer of Philips Semiconductors
  International B.V. (an affiliate of Philips) since May
  1994. He joined Philips in 1970 and served in a number of
  finance and control positions in Nigeria, South Africa and
  Scandinavia as well as in the Netherlands. Mr. Lobbezoo
  has a Masters degree in Business Economics from Erasmus
  University, Rotterdam, the Netherlands. He also serves on
  the board of directors of Taiwan Semiconductor
  Manufacturing Co., Ltd....................................     54        1999

Dr. Lynwood W. Swanson. Dr. Swanson co-founded FEI in 1971
  and has served as a director since that time. He served as
  President of FEI until October 1994, at which time he
  became Chairman of the board of directors. Dr. Swanson was appointed Chief Scientist in May 1990 and served as Chief
  Executive Officer of FEI from May 1988 to February 1997.
  Dr. Swanson holds B.S. degrees in physics and chemistry
  from the University of the Pacific and a Ph.D. degree in
  physical chemistry from the University of California at
  Davis.....................................................     65        1971

Donald R. VanLuvanee. Mr. VanLuvanee has served as a
  director of FEI since November 1995. Mr. VanLuvanee has
  been President, Chief Executive Officer and a director of
  Electro Scientific Industries, Inc., an electronics
  company, since July 1992. Mr. VanLuvanee also serves as a
  director of Micro Component Technology, Inc., a
  semiconductor equipment manufacturing company.............     54        1995

FEI BOARD MEETINGS AND COMMITTEES

    The FEI board met seven times during 1999. Mr. Theo J.H.J. Sonnemans, who resigned as a director in July 1999, attended fewer than 75% of the aggregate number of board meetings and committee meetings of the committee on which he served during 1999. Dr. Alfred B. Bok, who resigned from the board in January 2000, also attended fewer than 75% of the aggregate number of board meetings and committee meetings of the committee on which he served during 1999. No other director attended fewer than 75% of the meetings of the board of directors and the committees of which the director was a member during 1999. Throughout 1999, the standing committees of the board of directors were the audit committee and the compensation committee. In January 2000, the board created a nominating committee to review qualifications and make recommendations to the board concerning nominees to the board of directors and board membership. The nominating committee has not put in place a procedure for considering nominees recommended by security holders.

    The audit committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of the audit and non-audit fees and reviews the adequacy of FEI's internal accounting controls. The audit committee met four times in fiscal 1999. At the end of fiscal 1999 the audit committee consisted of Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee. Mr. Sonnemans served on the audit committee from January 1999 until July 1999, when he was replaced by Mr. Lobbezoo.

    The compensation committee determines compensation for FEI's executive officers and administers FEI's stock incentive plan and the employee share purchase plan. During all of 1999 the compensation committee consisted of William W. Lattin, Alfred B. Bok, William E. Curran, and Donald VanLuvanee. The compensation committee met four times in fiscal 1999.

DIRECTOR COMPENSATION

    Under the terms of the stock incentive plan, each individual who becomes an independent director receives a nonqualified option to purchase 5,000 shares of common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of common stock. In 1999, independent directors were each paid $7,500 per year for their services, $1,000 for attendance at each board meeting and an additional $500 for attendance at each committee meeting, provided the committee meeting was not held at the same location and within 24 hours of a scheduled board meeting.

    No directors other than independent directors receive fees or option grants for services as a director. All directors were reimbursed in 1999 for reasonable expenses incurred in attending meetings.

RECOMMENDATION OF THE BOARD

    The board of directors recommends the shareholders vote FOR the slate of nominees named in this proxy statement. If a quorum is present at the annual meeting, directors will be elected by a vote of a plurality of the shares cast in person or by proxy. Accordingly, the eight nominees receiving the most votes at the annual meeting will be elected. Abstentions and broker non-votes will have no effect on the results of the vote.

                           FEI EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation paid by FEI with respect to the last three years to the chief executive officer and the most highly compensated four other current executive officers.

                         FEI SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                               ANNUAL COMPENSATION             COMPENSATION AWARDS
                                        ----------------------------------   -----------------------
                                                                             RESTRICTED   SECURITIES
                                                              OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS     COMPENSATION    AWARD(S)      OPTION     COMPENSATION
---------------------------  --------   --------   --------   ------------   ----------   ----------   ------------
Vahe A. Sarkissian........     1999     $310,000   $346,885(1)                       0           0       $136,665(2)
  President & Chief            1998      197,923          0           0        370,313(3)   98,760(4)           0
  Executive Officer            1997            0          0           0              0           0              0

William P. Mooney.........     1999     $180,000   $ 80,444                          0           0       $116,739(5)
  Executive Vice President     1998            0          0           0              0           0              0
  & Chief Financial Officer    1997            0          0           0              0           0              0

Karel D. van der Mast.....     1999     $195,384   $ 66,300      $    0              0           0              0
  Executive Vice President     1998      180,000     20,000           0              0     100,000(4)           0
  & General Manager,           1997      127,108     13,851           0              0           0              0
    Microelectronics
    Product Division

Lynwood W. Swanson........     1999     $150,000   $ 49,725      $    0              0           0       $      0
  Chairman of the Board        1998      150,000     15,750           0              0      95,000(4)           0
                               1997      161,955     11,250           0              0           0              0

Nico Vrijenhoek...........     1999     $133,302(6) $ 46,410     $    0              0           0       $      0
  Senior Vice President &      1998       12,071          0       2,000              0           0              0
  General Manager, Electron    1997            0          0           0              0           0              0
    Optics Product Division

--------------------------

(1) Amount represents incentive payment included in 1998 hiring arrangements of $200,000 paid to Mr. Sarkissian on July 30, 1999 for the period May 1998 through May 1999, plus a performance award of $146,885 for 1999 paid for the period June 1999 through December 1999 under the Company's senior manager bonus plan.

(2) Amount represents allocation for 1999 housing of $71,026 which includes tax protection, plus $65,639 for forgiveness of loans to pay state and federal taxes on a share grant, including tax protection. The loan to pay taxes on the share grant bears an interest rate of 5.58% and is forgiven at the rate of 20% each year.

(3) Amount represents the fair market value of a 50,000 share grant to Mr. Sarkissian on June 25, 1998, based on the closing price on that date of $7.41 per share. 25,000 shares of the 50,000 share award were subject to forfeiture if Mr. Sarkissian's employment as Chief Executive Officer of FEI had terminated before June 25,1999.

(4) A portion of the stock options granted in 1998 includes options which were canceled on September 18, 1998 as result of an option repricing.

(5) Amount represents relocation reimbursements of $116,739, including amounts to cover state and federal taxes associated with these reimbursements.

(6) Amount represents compensation paid in Dutch guilders converted to U.S. dollars using an average conversion rate of 2.1 guilders to the dollar.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants during 1999 to the persons named in the summary compensation table.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                                                        PRICE APPRECIATION FOR
INDIVIDUAL GRANTS                                                                           OPTION TERM(1)
-----------------                                                                       -----------------------
                                    NUMBER OF     % OF TOTAL
                                    SECURITIES     OPTIONS
                                    UNDERLYING    GRANTED TO    EXERCISE
                                     OPTIONS     EMPLOYEES IN   OR BASE    EXPIRATION
NAME                                 GRANTED     FISCAL YEAR     PRICE        DATE         5%           10%
----                                ----------   ------------   --------   ----------   ---------   -----------
Vahe A. Sarkissian................   100,000        0.0981      $ 7.281    10/21/2009   $457,898    $1,160,404
                                     100,000        0.0981       10.875    01/28/2009    683,923     1,733,195

William P. Mooney.................    30,000        0.0294      $ 7.281    10/21/2009   $137,369    $  348,121
                                      50,000         0.049         9.25    02/09/2009    290,864       737,106

Karel D. van der Mast.............    15,000        0.0147      $ 7.281    10/21/2009   $ 68,685    $  174,061
                                      20,000        0.0196       10.875    01/28/2009    136,785       346,639

Lynwood W. Swanson................    10,000        0.0098      $10.875    01/28/2009   $ 68,392    $  173,319

Nico Vrijenhoek...................    10,000        0.0098      $ 7.281    10/21/2009   $ 45,790    $  116,040

--------------------------

(1) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent FEI's estimate or projection of the future stock price.

FEI OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth, for each of the persons named in the summary compensation table, the shares acquired and the value realized on exercise of stock options during 1999 and the fiscal year-end number and value of unexercised options:

                                                                                              VALUE OF UNEXERCISED
                                                                                                  IN-THE-MONEY
                                                                  NUMBER OF SHARES SUBJECT     OPTIONS AT FY-END
                                                                  TO UNEXERCISED OPTIONS AT   --------------------
                                     SHARES                                FY-END
                                    ACQUIRED                      -------------------------       EXERCISABLE/
NAME                               ON EXERCISE   VALUE REALIZED   EXERCISABLE/UNEXERCISABLE     UNEXERCISABLE(1)
---------------------------------  -----------   --------------   -------------------------   --------------------
Vahe A. Sarkissian...............       0               0              19,752/229,628         $175,299/$1,546,800

William P. Mooney................       0               0               10,000/70,000          $62,500/$496,600

Karel D. van der Mast............       0               0               20,000/65,000          $177,500/$481,800

Lynwood W. Swanson...............       0               0               52,000/63,000          $368,250/$499,570

Nico Vrijenhoek..................       0               0               11,200/26,800          $105,000/$239,916

--------------------------

(1) Calculated on the December 31, 1999 closing price of $15.50, less the exercise price, multiplied by the number of shares underlying the option

           EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE
                             OF CONTROL AGREEMENTS

    On August 1, 1997, the Company entered into an employment agreement with Dr. van der Mast, the Company's Executive Vice President, which terminates on June 30, 2002. The agreement establishes a minimum base salary of $180,000, subject to annual review and specifies certain other benefits commensurate with those available to similarly situated employees, including incentive compensation. In the event of termination without cause, Dr. van der Mast is entitled to a severance payment equal to one and one-half times base salary.

    On May 14, 1998, the Company confirmed the employment terms for Mr. Sarkissian through a letter agreement. The agreement established a base pay of $310,000 subject to annual review and an ongoing bonus eligibility of 67%, based on achieving established objectives. It also included an initial grant of 50,000 shares of Company common stock, options for 49,380 shares and a restricted stock purchase of 150,620 shares, funded through a loan from the Company. The letter specifies eligibility for future option grants, confirms a severance benefit should employment be terminated in the first three years of employment equal to one year of base salary, loan forgiveness and an additional one year vesting of options.

    On August 13, 1999, the Company entered an employment agreement with Dr. Nicolas P. Economou, the Company's Chief Operating Officer, providing for payment of base salary and certain benefits through August 13, 2001, in the event Dr. Economou is terminated from his position of Chief Operating Officer without cause. The terms of the employment agreement were agreed to at the time of execution of the merger agreement with Micrion in December 1998. The agreement includes a noncompetition provision that bars Dr. Economou from competing against the Company for two years following termination of employment.

                       FEI COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION(1)

    The FEI compensation committee presently consists of three directors and, pursuant to authority delegated by the board of directors, determines and administers the compensation of FEI(1)s executive officers. In setting the compensation for the executive officers other than the President and Chief Executive Officer, the compensation committee works closely with the Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the board of directors has granted the compensation committee full authority to set executive compensation, in practice the decisions of the compensation committee are usually reported as recommendations to the full board of directors, which has in the past generally approved the recommendations.

    Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that FEI may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus paid by FEI have not exceeded this limit. Upon the exercise of nonqualified incentive stock options, however, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is FEI's current policy generally to grant options that meet those requirements.

------------------------

(1) This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any other general incorporation language in such filing.

COMPENSATION PRINCIPLES

    Executive compensation is based on several general principles, which are summarized below:

    - Provide competitive total compensation that enables FEI to attract and retain key executives.

    - Link corporate and individual performance to compensation.

    - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in FEI.

    - Reward initiative.

COMPENSATION COMPONENTS

    The primary components of FEI's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

    BASE SALARY. FEI attempts to establish base salary levels for FEI's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the compensation committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.

    SENIOR MANAGER BONUS PLAN. In 1999 senior managers of FEI were eligible for payment of an annual bonus, at levels generally ranging from 20% to 40% of base salary, with the amount being determined based on a combination of company-wide, divisional and individual performance. For 1999, the compensation committee decided that there would be no pay-out for individual performance unless the Company met certain minimum financial targets. Based on these criteria and conditions actual bonuses paid to FEI's senior managers ranged generally from 22% to 44% of each individual's base salary in 1999. The Chief Executive Officer participated in the senior manager bonus plan based on a bonus eligibility of 67% of base salary, for a portion of the year as described below.

    LONG-TERM INCENTIVES OPTIONS AND RESTRICTED STOCK. FEI's primary long-term incentive compensation is through stock options. The compensation committee believes that the motivation of senior managers increases as the market value of FEI's common stock increases. Options and restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of FEI's common stock, which directly benefits all shareholders. In order to align the financial interests of executive officers and other key employees with those of the shareholders, FEI grants stock options on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings. The option terms and conditions are consistent with those of similarly situated companies and are described more fully in the description of the incentive option plan appearing elsewhere in this document. The compensation committee administers the stock incentive plan and establishes awards of stock options to senior managers and other key employees of FEI.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The principal components of compensation for the Company's Chief Executive Officer, Vahe A. Sarkissian in fiscal 1999 were: base salary in the amount of $310,000; a fixed additional cash payment for his initial 12 month period of employment of $200,000 (through May 1999), along with a pro-rated performance bonus of $146,885 paid under the senior management bonus plan; and stock options to purchase 200,000 shares of common stock. In 1999, the Company also paid certain compensation agreed to at the time Mr. Sarkissian was recruited to the Company, which included vesting of 50% of a share bonus of 50,000 shares, as well as loan forgiveness of $65,639 for a loan provided to pay taxes on the share bonus.

30,124 shares vested from a restricted share purchase by Mr. Sarkissian that was funded through a Company loan.

    In setting compensation for the Chief Executive Officer for 1999, the Committee considered a number of factors:

    - Concluding the merger agreement with Micrion.

    - New product introduction and enhanced marketing efforts.

    - Attainment of certain financial performance goals.

    - Building knowledge of the Company in the financial community.

    - Recruiting new management team members.

    - Restructuring the Company's product and sales operations.

    - Redefining the Company's strategic objectives.

COMPENSATION COMMITTEE MEMBERS
William E. Curran
William W. Lattin
Donald R. VanLuvanee

                               FEI PERFORMANCE(2)

    Set forth below is a line graph comparing the cumulative total shareholder return of FEI common stock, with the cumulative total return of the Nasdaq Stock Market Index ("Nasdaq Index") and the Non-Financial Nasdaq Index, assuming the investment of $100 on December 29, 1995 and reinvestment of any dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            12/29/95  12/31/96  12/31/97  12/31/98  12/31/99
FEI Company                     $100       $87      $116       $71      $144
Nasdaq Index                    $100      $123      $151      $212      $384
Non-Financial Nasdaq Index      $100      $121      $142      $208      $402

                                                     12/29/95   12/31/96   12/31/97   12/31/98   12/31/99
                                                     --------   --------   --------   --------   --------
FEI Company........................................    $100       $ 87       $116       $ 71       $144
Nasdaq Index.......................................    $100       $123       $151       $212       $384
Non-Financial Nasdaq Index.........................    $100       $121       $142       $208       $402

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains certain information regarding the beneficial ownership as of February 29, 2000 of the common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of common stock,
(ii) each director of FEI, (iii) each executive officer of FEI named in the

------------------------

(2) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any other general incorporation language in such filing.

Summary Compensation Table and (iv) all executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY   PERCENTAGE
BENEFICIAL OWNER                                                OWNED(1)     OF SHARES
----------------                                              ------------   ----------
Philips Business Electronics International B.V. ............   13,905,202         50%
  Building VP-1, PO Box 218
  5600 MD Eindhoven
  The Netherlands

Lynwood W. Swanson(2) ......................................      466,988        1.7%
  c/o 7451 NW Evergreen Parkway
  Hillsboro, OR 97124

Vahe A. Sarkissian(3).......................................      248,372       *

Karel D. van der Mast(4)....................................       34,104       *

William P. Mooney(5)........................................       20,000       *

Donald R. VanLuvanee(6).....................................       11,499       *

Nico Vrijenhoek(7)..........................................       11,200       *

Michael J. Attardo(8).......................................        2,499       *

William E. Curran...........................................           --         --

Nicholas P. Economou........................................      216,247          *

Jan C. Lobbezoo.............................................           --         --

Eric H. Goeld...............................................           --         --

William W. Lattin(9)........................................        2,499          *

All directors and executive officers as a group                 1,027,908        3.7%
  (14 persons)(10)..........................................

------------------------

*   Less than 1%

(1) Shares that the person has the right to acquire within 60 days after February 29, 2000 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes shares held jointly by Dr. Swanson and his wife and 56,000 shares subject to options exercisable within 60 days after February 29, 2000.

(3) Includes 39,752 shares subject to options exercisable within 60 days after February 29, 2000.

(4) Includes 24,000 shares subject to options exercisable within 60 days after February 29, 2000.

(5) Includes 20,000 shares subject to options exercisable within 60 days after February 29, 2000.

(6) Includes 11,499 shares subject to options exercisable within 60 days after February 29, 2000.

(7) Includes 11,200 shares subject to options exercisable within 60 days after February 29, 2000.

(8) Includes 2,499 shares subject to options exercisable within 60 days after February 29, 2000.

(9) Includes 2,499 shares subject to options exercisable within 60 days after February 29, 2000.

(10) Includes 11,000 shares subject to options exercisable within 60 days after February 29, 2000 held by executive officers not listed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS AND RELATIONSHIPS BETWEEN FEI AND PHILIPS

    GENERAL. Pursuant to the terms of the combination agreement (the "PEO Combination Agreement"), effective February 21, 1997 (the "PEO Combination"), Philips Business Electronics became the majority shareholder of FEI. Philips Business Electronics is a wholly-owned subsidiary of Philips. FEI has entered into a number of arrangements with Philips and its affiliates that bear on many aspects of the Company's operations, as described more fully below. Consistent with the requirements of Oregon corporate law the Company's board of directors has mandated a policy that any transaction or arrangement with a related party, including Philips and Philips affiliates, should be on terms no less favorable than could be obtained in independent negotiations with outside third parties. Further, such transactions must be approved by a majority of disinterested directors. Some of the Philips arrangements, however, date from the period prior to the PEO Combination and therefore were not the result of arms-length negotiations between independent parties. These arrangements were established when the electron optics business of Philips, acquired by FEI in the PEO Combination, was an unincorporated division of Philips. With regard to certain arrangements with Philips, it is difficult to determine with certainty that terms obtained from Philips are as favorable as could be obtained in arms-length negotiations. The Company believes, however, that taken as a whole, its relationship with Philips accommodates the parties' interests in a manner that is fair to both parties. The following is a summary of certain past, present and prospective arrangements and transactions between Philips and FEI:

    PHILIPS' BUSINESS ELECTRONICS RIGHT TO PURCHASE ADDITIONAL SHARES. Under various arrangements with the Company Philips Business Electronics has rights to obtain certain shares of the Company's common stock at or below market price.

    - In connection with the Micrion merger and pursuant to the terms of a share purchase agreement that the Company and Philips Business Electronics entered into at the time the merger agreement with Micrion was executed, Philips Business Electronics acquired 3,913,299 shares of Company common stock at a price of $8.02 per share on August 13, 1999.

    - Under the PEO Combination Agreement, Philips Business Electronics has rights to receive additional FEI shares to maintain its percentage ownership of FEI based on issuance of shares pursuant to stock option exercises. In fiscal 1999, Philips Business Electronics obtained rights to 24,108 shares based on option exercises.

    - Also under the PEO Combination Agreement until such time as the Philips Business Electronics ownership interest drops below 40%, Philips Business Electronics has certain top-up rights that require the Company to give notice to Philips Business Electronics when it cumulatively issues more than 0.05% of its shares. Philips Business Electronics has a right to purchase additional shares at market price, sufficient to allow it to obtain ownership of up to 55% of the Company's outstanding capital stock. No shares were offered to Philips Business Electronics in fiscal 1999 pursuant to this provision.

    PHILIPS SERVICES AGREEMENTS. Effective February 21, 1997, the closing date of the PEO Combination, Philips and its affiliates, including Philips Business Electronics, began providing a variety of administrative services to FEI and its non-U.S. subsidiaries. Some of these service arrangements are contained in specific agreements and others are not. The services provided by Philips and its affiliates include:

    - Human Resources--services related to personnel and personnel management systems; payroll services; access to Philips collective bargaining arrangements; access to Philips rate for social charges.

    - Letters of Credit--arrangements for export sales.

    - Guarantees--relating to customer prepayments.

    - Philips Research--contract research with the central Philips research laboratory related to electron optics microscopy technology.

    - Corporate Purchasing--access to certain products and discounts; access to standardized purchasing coding; central electronic payment system; purchasing information and training; negotiation of new purchasing arrangements.

    - Central Finance and Administration--fixed asset registration, VAT, customs and import duties services.

    - Legal Services--local support outside the US, and corporate and commercial support in The Netherlands.

    - Corporate Bureau on Environment and Energy--support and review on environmental matters and energy costs.

    - Insurance--participation in the Philips insurance program.

    - Information Technologies--access to proprietary databases; use of global network.

During the year ended December 31, 1999, FEI paid Philips and its affiliates approximately $2.8 million for these administrative and other services. FEI expects that for the near term Philips and its affiliates will continue to provide the above-described services. In the event, however, that Philips ceases to be a majority shareholder of the Company, some or all of these arrangements might terminate. It is unclear whether in the event of such termination, the Company would be able to find replacement services at a similar or lower price. In addition, there may be other indirect costs associated with obtaining new vendors for these services and addressing additional needs, including diversion of management time and resources.

    ACQUISITION OF WORLD-WIDE ASSETS FROM PHILIPS AND TERMINATION OF DISTRIBUTION AGREEMENTS. At the time of the PEO Combination, FEI entered into a three-year distribution agreement with Philips Business Electronics under which Philips' affiliates in specified territories provided sales and service activities for FEI. FEI sold its products to these affiliates at a discount from list price for resale to end-users. Sales to Philips entities under these arrangements amounted to approximately $10.1 million during the year ended December 31, 1999. Pursuant to the terms of the PEO Combination Agreement, Philips and FEI negotiated a termination of these distribution arrangements in 27 countries in October 1999 and the acquisition of certain assets and liabilities of the former distributors in approximately 20 countries. The purchase price for these businesses was $3.1 million. The final purchase price was subject to adjustment based on a review of the assets of the acquired businesses. During 1999, the Company transferred distribution businesses in three countries to independent representatives and intends to transfer additional such businesses to independent representatives in certain smaller market countries during 2000. Liabilities assumed in the acquisition included employee severance obligations. For certain countries, the Company entered into service agreements with Philips entities for financial and administrative services, leased office space, payroll and other services. These service arrangements have one-year renewable terms and are cancelable on 180 days' notice.

    SALES OF PRODUCT TO PHILIPS ENTITIES. From time to time some affiliates of Philips buy FEI products for their own use. In fiscal 1999, these purchases amounted to $3.27 million. The Company believes these transactions were negotiated at arms-length prices.

    PHILIPS CREDIT FACILITY. On February 25, 1999, the Company entered into a credit facility with Philips (the "Philips Credit Facility"). The Philips Credit Facility provides borrowing capacity of up to $50 million, interest at LIBOR plus 0.75%, and matures on February 26, 2002. The line of credit is unsecured, allows borrowing in three different currencies, and requires that the Company meet certain financial covenants. As of December 31, 1999, the Company was in compliance with all of the covenants of the agreement. As of December 31, 1999 the weighted average interest rate on outstanding borrowings was 5.02%. The amount outstanding under the Philips Credit Facility as of December 31, 1999 was $34.8 million. The Company believes the Philips Credit Facility was negotiated at arms-length.

    PHILIPS MACHINE FACTORY. A substantial portion of the subassemblies included in the Company's products are purchased from Philips Machinefabrieken Nederland B.V. ("Philips Machine Factory"), an affiliate of Philips. Materials purchases from Philips Machine Factory and other Philips-owned suppliers amounted to approximately $18.6 million in 1999.

OTHER MATTERS

    ACCUREL CONTRACT.  The Company's President and Chief Executive Officer,
Mr. Sarkissian owns 50% of the outstanding shares of stock of Accurel Systems International Corp., a semiconductor analytical services laboratory firm based in Sunnyvale, California ("Accurel"). In April 1999, Accurel purchased products from FEI with a purchase price of $558,950, payable in 25 monthly installments from acceptance, with the balance bearing interest at 10% per annum. In addition, the Company entered into a service arrangement with Accurel for these products that requires payment of $114,000 over two years. Payments for fiscal 1999 amounted to $60,000 under these arrangements. The Company believes this transaction was negotiated at arms-length.

    SURFACE/INTERFACE ARRANGEMENTS. In September 1999, FEI entered into a distribution arrangement and made an equity investment in Surface/Interface, Inc. ("Surface/Interface"), a semiconductor equipment manufacturer. Mr. Sarkissian and members of his immediate family hold approximately 10% of the outstanding capital stock of Surface/Interface and Mr. Sarkissian is Chairman of its board of directors. Pursuant to the Distribution Agreement, FEI obtained exclusive rights to distribute Surface/Interface's Stylus-NanoProfilometer atomic force microscopy tool in North America and Europe. The agreement has an initial term of two years but is terminable by either party without cause on 180 days' notice and includes customary terms and conditions for a distribution agreement. Simultaneous with the execution of the distribution agreement, the Company invested $3 million in Surface/Interface Series D Preferred Stock, purchasing 1,231,982 shares for $2.4351 per share. This represents approximately 10% of the outstanding capital stock of Surface/Interface. In addition, the Company was granted a warrant, with a term of two years, to allow the Company to purchase up to an aggregate of 19.5% of Surface/Interface. The stock purchase agreement contains customary representations and warranties. The rights and preferences of the Series D Preferred Stock are designated in the Amended and Restated Articles of Incorporation of Surface/Interface and are customary for preferred shares. In connection with this investment, the Company also entered into an investors' rights agreement with certain other shareholders of Surface/Interface and with Surface/Interface whereby the Company obtained information rights, registration rights and rights of first refusal. In addition, the Company presently is represented on the Board of Surface/Interface. The Company believes this transaction was negotiated at arms-length.

                            INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the of the Securities Act of 1934, as amended, requires reports of all transactions in the Company's common stock by the Company's executive officers and directors to be filed with the

Securities and Exchange Commission. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during 1999, except for one late filing by Mr. Sarkissian, each of its executive officers and directors complied with the requirements of
Section 16(a).

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any proposals that FEI shareholders wish to be considered for inclusion in the proxy statement for FEI's 2001 annual shareholders meeting must be received by FEI at its principal executive office no later than January 6, 2001. Such proposals should be submitted to the Secretary of FEI by certified mail, return receipt requested. If notice of a shareholder proposal to be raised at FEI's 2001 annual shareholders meeting is received at the principal executive offices of FEI after February 25, 2001 (45 days before the month and date in 2000 corresponding to the date on which FEI mailed its proxy materials for the 2000 annual meeting) such proposal will be considered untimely. Proxy voting on such proposals at the 2001 annual shareholders meeting will be subject to the discretionary voting authority of the designated proxy holders.

                                                                      APPENDIX A

                                  FEI COMPANY
                     1995 STOCK INCENTIVE PLAN, AS AMENDED

                   As proposed to be amended under Proposal 1

    1. PURPOSE. The purpose of this Stock Incentive Plan (the "Plan") is to enable FEI (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Companys products and independent contractors of the Company or any subsidiary.

    2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of common stock of the Company, and the total number of shares of common stock that may be issued under the Plan shall not exceed <#>2,000,000</#> 4,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.
--------------------------------------------------------------------------------
LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A
"</#>".
--------------------------------------------------------------------------------

    3.  EFFECTIVE DATE AND DURATION OF PLAN.

        (a) EFFECTIVE DATE. The Plan shall become effective as of April 21, 1995. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of common stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

        (b) DURATION. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    4.  ADMINISTRATION.

        (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

        (b) COMMITTEE. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15 and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company.

        5. TYPES OF AWARDS; ELIGIBILITY. The Board of Directors may, from time to time, take the following action, separately or in combination, under the
    Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of common stock in connection with the hiring of the employee or OTHERWISE IN ANY CALENDAR AS FOLLOWS:
    100,000 shares of common stock in the 1998 calendar year <#>and 50,000</#>; 150,000 shares of common stock in THE 1999 CALENDAR YEAR; AND 100,000 SHARES OF COMMON STOCK IN any calendar thereafter.
--------------------------------------------------------------------------------
LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A
"</#>".
--------------------------------------------------------------------------------

    6.  OPTION GRANTS.

        (a) GENERAL RULES RELATING TO OPTIONS.

           (i) TERMS OF GRANT. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with common stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

           (ii) EXERCISE OF OPTIONS. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionees rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

          (iii) NONTRANSFERABILITY. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionees domicile at the time of death.

           (iv) TERMINATION OF EMPLOYMENT OR SERVICE.

              (A) GENERAL RULE. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (B) TERMINATION BECAUSE OF TOTAL DISABILITY. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

               (C) TERMINATION BECAUSE OF DEATH. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionees rights under the option shall pass by the optionees will or by the laws of descent and distribution of the state or country of domicile at the time of death.

              (D) AMENDMENT OF EXERCISE PERIOD APPLICABLE TO TERMINATION. The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

               (E) FAILURE TO EXERCISE OPTION. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

           (v) PURCHASE OF SHARES. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionees intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionees present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in common stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of common stock provided in payment of the purchase price shall be determined by the Board of Directors. If the common stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the common stock of the Company is publicly traded on the date the option is exercised, the fair market value of common stock provided in payment of the purchase price shall be the closing price of the common stock as reported in THE WALL STREET JOURNAL on the last trading day preceding the date the option is exercised, or such other reported value of the common stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company common stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

        (b) INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be subject to the following additional terms and conditions:

           (i) LIMITATION ON AMOUNT OF GRANTS. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the common stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

           (ii) LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the common stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

          (iii) DURATION OF OPTIONS. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

           (iv) OPTION PRICE. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the common stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the common stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the common stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the common stock as reported in THE WALL STREET JOURNAL on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the common stock as shall be specified by the Board of Directors.

           (v) LIMITATION ON TIME OF GRANT. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

           (vi) CONVERSION OF INCENTIVE STOCK OPTIONS. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

        (c) NON-STATUTORY STOCK OPTIONS. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in Section 6(a) above:

           (i) OPTION PRICE. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

           (ii) DURATION OF OPTIONS. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

    7. STOCK BONUSES. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver common stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

    8. RESTRICTED STOCK. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All common stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver common stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

    9.  STOCK APPRECIATION RIGHTS.

        (a) GRANT. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

        (b)  EXERCISE.

           (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of common stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of common stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in common stock valued at fair market value, in cash, or partly in common stock and partly in cash, all as determined by the Board of Directors.

           (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

          (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

           (iv) For purposes of this paragraph 9, the fair market value of the common stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

           (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

           (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holders domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holders lifetime only by the holder.

          (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering common stock to the Company to satisfy the withholding amount.

         (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of common stock reserved for issuance under the Plan.

    10.  CASH BONUS RIGHTS.

        (a) GRANT. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted,
    (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holders domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of common stock reserved for issuance under the Plan.

        (b) CASH BONUS RIGHTS IN CONNECTION WITH OPTIONS. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

        (c) CASH BONUS RIGHTS IN CONNECTION WITH STOCK BONUS. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

        (d) CASH BONUS RIGHTS IN CONNECTION WITH STOCK PURCHASES. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

        (e) TAXES. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

    11. PERFORMANCE UNITS. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in common stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holders domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering common stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of common stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

    12. FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

    13.  CHANGES IN CAPITAL STRUCTURE.

        (a) STOCK SPLITS; STOCK DIVIDENDS. If the outstanding common stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionees proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

        (b) MERGERS, REORGANIZATIONS, ETC. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Companys assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

           (i) Outstanding options shall remain in effect in accordance with their terms.

           (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

          (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

        (c) DISSOLUTION OF THE COMPANY. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

        (d) RIGHTS ISSUED BY ANOTHER CORPORATION. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

    14. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

    15. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Companys shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver common stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

    16. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employees employment at any time, for any reason, with or without cause, or to decrease such employees compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

    17. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any common stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

    18.  OPTION GRANTS TO INDEPENDENT DIRECTORS.

        (a) INITIAL BOARD GRANTS. Each person who is an Independent Director when the Plan is adopted or who becomes an Independent Director thereafter shall be automatically granted an option to purchase 5,000 shares of common stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes an Independent Director. An "Independent Director" is a director who is not an officer or employee of the Company or any of its subsidiaries and who does not have a relationship which, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        (b) ADDITIONAL GRANTS. Each Independent Director shall be automatically granted an option to purchase additional shares of common stock in each calendar year subsequent to the year in which such Independent Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Companys annual meeting of shareholders held in such calendar year, provided that the Independent Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 3,000 shares for each Independent Director.

        (c) EXERCISE PRICE. The exercise price of options for 5,000 shares granted pursuant to paragraph 18(a) as of the date the Plan is approved by the Shareholders of the Company shall be equal to the price per share to the public in the Company's initial public offering, unless otherwise determined by the Board. The exercise price of all other options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the common stock determined pursuant to paragraph 6(b)(iv).

        (d) TERM OF OPTION. The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

        (e) EXERCISABILITY. Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 2.78% for each complete month of continuous service after the date of grant, rounded up to the next full share, until fully vested.

        For purposes of this paragraph 18(e), a complete month shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar month, so that each successive "complete month" ends on the same day of each successive calendar month (or, in respect of any calendar month which does not include such a day, that "complete month" shall end on the first day of the next following calendar month).

        (f) TERMINATION AS A DIRECTOR. If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

        (g) NONTRANSFERABILITY. Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

        (h) EXERCISE OF OPTIONS. Options may be exercised upon payment of cash or shares of common stock of the Company in accordance with paragraph 6(a)(v).


Adopted:  April 21, 1995
Amended:  May 5, 1995
          May 15, 1996
          May 15, 1997
          May 21, 1998
          June 10, 1999
          MAY 18, 2000

                                                                      APPENDIX B

                                  FEI COMPANY
                    EMPLOYEE SHARE PURCHASE PLAN, AS AMENDED

                   As proposed to be amended under Proposal 2

    1. PURPOSE OF THE PLAN. FEI Company (the "Company") believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of this Employee Share Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

    2. SHARES RESERVED FOR THE PLAN. There are <#>350,000</#> 950,000 shares of the Companys authorized Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.
--------------------------------------------------------------------------------
LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A
"</#>".
--------------------------------------------------------------------------------

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

    4. ELIGIBLE EMPLOYEES. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

    5.  OFFERINGS.

        (a) OFFERING PERIODS. The Plan shall be implemented by a series of offering periods of approximately twelve months' duration or such other duration as the Board of Directors shall determine ("Offering Periods"), commencing on or about March 1 and September 1 of each year and ending on the last day of February or August, respectively, occurring thereafter. The initial Offering Period shall commence on March 1, 1998 and shall end on February 28, 1999. Notwithstanding the foregoing, the Board of Directors may establish a different duration for one or more future Offering Periods, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Each Offering Period shall be comprised of a series of two purchase periods ("Purchase Periods"), as provided in clause (b) below. The first day of each Purchase Period is an "Offering Date" and the last day of each Purchase Period is a "Purchase Date" for the Offering Period. If an Offering Date or a Purchase Date falls on a day on which the public equity securities markets in the United States are not open for trading, the Company shall specify the trading day that will be deemed that Offering Date, or Purchase Date, as the case may be. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that
    (a) no option shall permit the purchase of more than 1,000 shares, and
    (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

        (b)  PURCHASE PERIODS.  Each Offering Period shall consist of two
    (2) consecutive Purchase Periods of approximately six (6) months' duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about March 1 shall end on or about the next
    August 31. A Purchase Period commencing on or about September 1 shall end on or about the next February 28. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods.

    6.  PARTICIPATION IN THE PLAN.

        (a) INITIATING PARTICIPATION. An eligible employee may participate in an Offering Period under the Plan by filing with the Company no later than ten days prior to the Offering Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offering Periods unless amended or terminated. The payroll deduction authorization will authorize the employing entity to make payroll deductions in the specified amount from each paycheck of the participating employee. Payroll deductions for any Purchase Period may not exceed 15 percent of the gross amount of base pay plus commissions, if any, in the aggregate payable to the employee for such Purchase Period. If a payroll deduction is made by a Participating Subsidiary, that entity will promptly remit the amount of the deduction to the Company. Eligible employees may not participate simultaneously in more than one Offering Period.

        (b) AMENDING OR TERMINATING PARTICIPATION. A participating employee may amend his or her payroll deduction authorization, but any such amendment will not become effective until the first paycheck following a Purchase Date. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. After an employee has begun participating in the Plan, he or she may terminate participation in the Plan by written notice received by the Company at any time up to the tenth day before a Purchase Date. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering Period after once terminating participation in the Plan with respect to that Offering Period. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

        (c) AUTOMATIC WITHDRAWAL FROM AN OFFERING PERIOD. If the fair market value of a share of Common Stock on a Purchase Date other than the final Purchase Date of an Offering Period is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period, then every participant shall be (a) automatically withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares of Common Stock for the Purchase Period and

    (b) enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Date. A participant may elect not to be automatically withdrawn from an Offering Period pursuant to this paragraph 6(c) by delivering to the Company not later than the close of business on the Purchase Date a written notice indicating such election.

    7. OPTION PRICE. The price at which shares shall be purchased in an Purchase Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the applicable Offering Period or
(b) 85% of the fair market value of a share of Common Stock on that Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by NASDAQ or, if the Common Stock is not reported on NASDAQ, such other reported value of the Common Stock as shall be specified by the Board of Directors.

    8. NEWLY ELIGIBLE EMPLOYEES. A person who becomes an eligible employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided he or she is still an eligible employee as of the Offering Date of such subsequent Offering Period.

    9. PURCHASE OF SHARES. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts unless the Board of Directors determines otherwise. On each Purchase Date of an Offering Period, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Purchase Period.

    10. DELIVERY AND CUSTODY OF SHARES. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of some or all of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of some or all of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of some or all of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, a participant may elect to have the shares held by the Custodian for his or her account transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

    11. RECORDS AND STATEMENTS. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date the Custodian will furnish to each participant a statement showing the activity in the participant's account for the period covered by the statement and the cash and share balances in the account as of the Purchase Date. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

    12. EXPENSE OF THE PLAN. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

    13. RIGHTS NOT TRANSFERABLE. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

    14. DIVIDENDS AND OTHER DISTRIBUTIONS. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

    15. VOTING AND SHAREHOLDER COMMUNICATIONS. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

    16. TAX WITHHOLDING. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state, local, national or other governmental tax withholding determined by the Company to be required in any country having taxing jurisdiction. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

    17. RESPONSIBILITY AND INDEMNITY. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

    18. CONDITIONS AND APPROVALS. The obligations of the Company under the Plan shall be subject to and conditional upon compliance with all applicable U.S. state, federal and foreign laws and regulations, compliance with the rules of any stock exchange or market on which the Company's securities may be listed, and approval of such federal, state and foreign authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

    19. AMENDMENT OF THE PLAN. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

    20. TERMINATION OF THE PLAN. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

    21.  EFFECTIVE DATE OF THE PLAN.  The Plan shall become effective on
March 1, 1998, subject to approval not later than June 30, 1998, by the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of the Company represented and voting on the approval of the Plan at a validly held meeting of the shareholders.

Adopted:   October 14, 1997

Amended: May 20, 1999
       MAY 18, 2000

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                                                       PROXY
                                                    FEI COMPANY
                                           ANNUAL MEETING, MAY 18, 2000
                                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Vahe A. Sarkissian, Lynwood W. Swanson and Bradley J. Thies, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of FEI Company (the "Company") on May 18, 2000 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for each of the shareholder proposals. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY
COME BEFORE THIS MEETING.

                                   (Continued, and to be signed on the other side)

                                                                                                         SEE REVERSE
                                                                                                             SIDE

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     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS    Please mark
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                                      your votes as
                                                                                                                 indicated in  /X/
                                                                                                                 this example



                                     FOR  AGAINST  ABSTAIN                                                 FOR  AGAINST  ABSTAIN
(1) AMENDMENT OF THE COMPANY'S 1995  / /    / /      / /    (2) AMENDMENT OF THE COMPANY'S EMPLOYEE        / /    / /      / /
    STOCK INCENTIVE PLAN TO (I)                                 SHARE PURCHASE PLAN TO INCREASE THE
    INCREASE THE TOTAL NUMBER OF                                TOTAL NUMBER OF SHARES RESERVED FOR
    SHARES RESERVED FOR ISSUANCE                                ISSUANCE UNDER THE PLAN FROM 350,000
    UNDER THE PLAN FROM 2,000,000                               TO 950,000 SHARES.
    TO 4,000,000 SHARES, (II) TO
    INCREASE THE TOTAL NUMBER OF                            (3) ELECTION OF DIRECTORS:                       FOR all      WITHHOLD
    SHARES SUBJECT TO OPTIONS OR                                (INSTRUCTIONS: To withhold authority        nominees      AUTHORITY
    STOCK APPRECIATION RIGHTS THAT                              to vote for any individual, strike          except as     to vote
    MAY BE GRANTED UNDER THE PLAN                               a line through the nominee's name below.)    marked       for all
    ON A PER-EMPLOYEE BASIS TO                                  Michael J. Attardo, William E. Curran,       to the       nominees
    150,000 FOR GRANTS MADE IN                                  Eric H. Goeld, William W. Lattin, Jan C.    contrary       listed
    1999, AND (III) TO INCREASE                                 Lobbezoo, Vahe Sarkissian, Lynwood W.         below        below.
    THE NUMBER OF SHARES SUBJECT                                Swanson, and Donald R. VanLuvanee              / /          / /
    TO OPTIONS OR STOCK
    APPRECIATION RIGHTS THAT MAY                            (4) TRANSACTION OF ANY BUSINESS THAT PROPERLY COMES BEFORE THE MEETING
    BE GRANTED TO ANY EMPLOYEE IN                               OR ANY ADJOURNMENTS THEREOF.  A MAJORITY OF THE PROXIES OR
    ANY SINGLE YEAR, SUBSEQUENT TO                              SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED
    THE INITIAL GRANT, FROM 50,000                              HEREBY.
    TO 100,000.

                                                            SIGNATURE AND SIGNATURES

                                                            PLEASE DATE AND SIGN AS NAME IS IMPRINTED HEREON, INCLUDING DESIGNATION
                                                            AS EXECUTOR, TRUSTEE, ETC., IF APPLICABLE. A CORPORATION MUST SIGN ITS
                                                            NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER.

                                                            THE ANNUAL MEETING OF SHAREHOLDERS OF FEI COMPANY WILL BE HELD ON
                                                            MAY 18, 2000 AT 9:00 A.M., PACIFIC TIME, AT THE OSSHE FACILITY, 18640 NW
                                                            WALKER ROAD, BEAVERTON, OREGON.

                                                            PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF
                                                            FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR
                                                            CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE
                                                            HOUSE ITSELF--THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT
                                                            A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN
                                                            WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE
                                                            BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY
                                                            ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE
                                                            HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY
                                                            TO VOTE THE SHARES.
Signature(s)______________________________________________________ Dated ___________________________________, 2000

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